EXHIBIT 99.1

               IMS Health Delivers 11 Percent Revenue and
               Operating Income Growth in Second Quarter

       Results in U.S., Japan and Emerging Markets Drive Growth


    NORWALK, Conn.--(BUSINESS WIRE)--July 18, 2007--IMS Health (NYSE:
RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced second-quarter 2007 revenue of $537.5 million, up 11 percent or 8 percent on a constant- dollar basis, compared with revenue of $486.2 million for the second quarter of 2006.

    Operating income in the second quarter of 2007 was $118.1 million, up 11 percent or 13 percent constant dollar, compared with $106.3 million in the year-earlier period. Excluding a merger cost of $6.0 million in the 2006 second quarter, on a non-GAAP basis, operating income growth would have been 5 percent or 7 percent constant dollar (See Note c to the financial tables).

    "IMS turned in a solid second-quarter performance, driven by strong revenue gains in the U.S., Japan and the emerging markets," said David R. Carlucci, IMS chairman and chief executive officer. "In an increasingly challenging healthcare environment, we remain focused on areas most critical to our clients, who clearly recognize the value and relevance of our capabilities and industry perspective."

    Second-quarter 2007 diluted earnings per share on a GAAP basis was $0.36, compared with $0.30 in the prior-year quarter, an increase of 20 percent. Earnings per share for the second quarter of 2006 included foreign exchange hedge gains and losses, a tax provision related to a reorganization and income and expenses related to the terminated merger with The Nielsen Company (formerly VNU, N.V.). When adjusted for these items and the phasing of tax benefits and provisions, on a non-GAAP basis, earnings per share for this year's second quarter would have grown $0.05 year over year to $0.39, a 15 percent increase (See Note c to the financial tables).

    Net income on a GAAP basis was $73.4 million, compared with $62.7 million in the year-earlier quarter, an increase of 17 percent. Net income for the second quarter of 2006 included foreign exchange hedge gains and losses, net of taxes, a tax provision and merger-related income and expenses, net of taxes. Adjusted for these items and the phasing of tax benefits and provisions, on a non-GAAP basis, net income for this year's second quarter would have grown $8.0 million (See Note c to the financial tables).

    First-Half 2007 Results

    For the first half of 2007, revenues were $1,047.8 million, up 12 percent or 9 percent constant dollar, compared with revenue of $932.4 million for the first half of 2006. First-half 2007 operating income was $229.2 million, a 13 percent increase or 14 percent constant dollar, compared with $203.1 million in the year-earlier period.

    For the first six months of 2007, diluted earnings per share on a GAAP basis was $0.79, compared with $0.86 in the prior-year period. Earnings per share for the first half of 2007 and 2006 included net tax benefits and foreign exchange hedge gains and losses, while the second quarter of 2006 also included merger-related income and expenses. When adjusted for these items, on a non-GAAP basis, earnings per share for the 2007 first half would have grown $0.09 year over year to $0.74 (See Note c to the financial tables).

    Net income on a GAAP basis was $159.0 million, compared with $180.8 million in the first half of 2006. Net income for the first six months of 2007 and 2006 included net tax benefits and foreign exchange hedge gains and losses, net of taxes, while the second quarter of 2006 also included merger-related income and expenses. Adjusted for these items, on a non-GAAP basis, net income for this year's first half would have grown $13.2 million (See Note c to the financial tables).

    Balance Sheet Highlights

    IMS's cash and cash equivalents as of June 30, 2007 totaled $210.4 million, compared with $157.3 million on December 31, 2006. Total debt as of June 30, 2007 was $1,171.4 million, up from $975.4 million at the end of 2006, due to borrowings in connection with 2007 share repurchases.

    Share Repurchase Program, Shares Outstanding

    During the second quarter, 5.0 million shares were repurchased at a total cost of $157.6 million, bringing the total shares repurchased in the first half to 11.1 million shares at a total cost of $333.6 million. There remain approximately 5.3 million shares available to repurchase under the current Board of Directors' authorization.

    The number of shares outstanding as of June 30, 2007 was approximately 195.0 million, compared with 201.5 million as of June 30, 2006.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.0 billion in 2006 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5:00 p.m. Eastern time today to discuss its second-quarter results. To participate, please dial 1-800-709-0219 (U.S. and Canada) and 1-415-537-1964 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.

    A replay of the conference call will be available online on the "Investors" section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S.
and Canada), and entering access code 21343594 beginning at 7:00 p.m. Eastern time today.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (iv) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms,
(v) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.


                               Table 1
                              IMS Health
                        GAAP Income Statement
                      Three Months Ended June 30
              (unaudited, in millions except per share)

                                                             Non-GAAP
                                     2007    2006    % Fav  Constant $
                                     GAAP    GAAP   (Unfav)  Growth %
                                    ----------------------------------
Revenue (a)
   Sales Force Effectiveness         $246.2  $230.0    7 %           5
   Portfolio Optimization             157.0   138.6   13            11
   Launch, Brand and Other            134.2   117.6   14            11
                                    ------- -------
   Total                              537.5   486.2   11             8

      Revenue Detail:
-----------------------------------
      Information & Analytics
       ("I&A") Revenue                422.9   393.7    7             5
      Consulting & Services ("C&S")
       Revenue                        114.6    92.5   24            21
                                    ------- -------
      Total Revenue                   537.5   486.2   11             8

Operating Expenses (b)
   Operating Costs of I&A           (179.8) (166.0)  (8)
   Direct and Incremental Costs of
    C&S                              (54.1)  (46.2) (17)
   Selling and Administrative       (154.2) (132.9) (16)
   External-use Software
    Amortization                     (12.4)  (11.0) (13)
   Depreciation and Other
    Amortization                     (18.9)  (17.8)  (6)
   Merger Costs                         0.0   (6.0)   NM
                                    ------- -------
   Total                            (419.3) (379.9) (10)

Operating Income (a)                  118.1   106.3   11 %          13

Interest expense, net                 (7.7)   (9.0)   14
Gains (losses) from investments,
 net                                    2.2     0.1   NM
Other Income (Expense), net             0.0    36.9   NM
                                    ------- -------
Pretax Income                         112.6   134.3 (16)

Provision for Income Taxes           (39.2)  (71.6)   45
                                    ------- -------
Net Income                             73.4    62.7   17

Diluted EPS:
   Total Diluted EPS                  $0.36   $0.30  20%

Shares Outstanding:
   Weighted Average Diluted           201.1   205.8
   End-of-Period Actual               195.0   201.5
   Weighted Average Basic             196.5   200.8

   The accompanying notes are an integral part of these financial tables.




                               Table 2
                              IMS Health
                        GAAP Income Statement
                       Six Months Ended June 30
              (unaudited, in millions except per share)

                                                             Non-GAAP
                                     2007    2006    % Fav  Constant $
                                     GAAP    GAAP   (Unfav)  Growth %
                                    ----------------------------------
Revenue (a)
   Sales Force Effectiveness         $479.3  $444.1    8 %           6
   Portfolio Optimization             311.5   268.4   16            13
   Launch, Brand and Other            257.1   219.9   17            13
                                    ------- -------
   Total                            1,047.8   932.4   12             9

      Revenue Detail:
-----------------------------------
      Information & Analytics
       ("I&A") Revenue                834.1   770.8    8             5
      Consulting & Services ("C&S")
       Revenue                        213.8   161.5   32            28
                                    ------- -------
      Total Revenue                 1,047.8   932.4   12             9

Operating Expenses (b)
   Operating Costs of I&A           (352.5) (324.5)  (9)
   Direct and Incremental Costs of
    C&S                             (110.7)  (85.4) (30)
   Selling and Administrative       (293.8) (257.3) (14)
   External-use Software
    Amortization                     (23.6)  (21.3) (11)
   Depreciation and Other
    Amortization                     (38.1)  (34.8)  (9)
   Merger Costs                         0.0   (6.0)   NM
                                    ------- -------
   Total                            (818.6) (729.3) (12)

Operating Income (a)                  229.2   203.1   13 %          14

Interest expense, net                (14.4)  (15.9)    9
Gains (losses) from investments,
 net                                    2.0     2.7 (29)
Other Income (Expense), net           (2.8)    38.6   NM
                                    ------- -------
Pretax Income                         213.9   228.6  (6)

Provision for Income Taxes           (55.0)  (47.8) (15)
                                    ------- -------
Net Income                            159.0   180.8 (12)

Diluted EPS:
   Total Diluted EPS                  $0.79   $0.86  (8)

Shares Outstanding:
   Weighted Average Diluted           200.9   209.6
   End-of-Period Actual               195.0   201.5
   Weighted Average Basic             196.6   205.0

   The accompanying notes are an integral part of these financial tables.




                               Table 3
                              IMS Health
              Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                        June 30, 2007   Dec. 31, 2006
                                       --------------- ---------------

Cash and cash equivalents                   $210.4          $157.3

Accounts receivable, net                     396.1           367.4

Total long-term debt                       1,171.4           975.4

   The accompanying notes are an integral part of these financial tables.


                              IMS Health

                       NOTES TO FINANCIAL TABLES

    a) Reference to Constant Dollar Growth (non-GAAP). "Constant-dollar growth (non-GAAP)" rates eliminate the impact of year-over-year foreign currency fluctuations (Table 1). IMS reports results in U.S. dollars but does business on a global basis. Exchange rate fluctuations affect the rate at which IMS translates foreign revenues and expenses into U.S. dollars and have important effects on results. In order to illustrate these effects, IMS provides the magnitude of changes in revenues and operating income in constant dollar terms. IMS uses results at constant dollar rates for purposes of global business decision-making, including developing budgets and managing expenditures. IMS management believes this information, when read together with U.S. GAAP results, facilitates a comparative view of business growth. Constant-dollar rates are not prepared under U.S. GAAP and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare constant-dollar rates differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

    b) Operating expenses in 2006 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2007 presentation.

    c) Net income and fully diluted EPS for the three and six months ended June 30, 2007 included the following notable items:

    -- In Provision for income taxes, a $20.9 million tax benefit during the first quarter of 2007 arising from the settlement of a foreign tax audit and the reorganization of certain subsidiaries; if $5.2 million ($0.03 EPS impact) of this benefit was included into the three months ended June 30, 2007 for non-GAAP measures, and $10.4 million ($0.05 EPS impact) was phased into the second-half for non-GAAP measures, the first half's effective tax rate would be approximately 31%.

    -- After adjusting for this item and the phasing of foreign exchange losses ($0.2 million and $0.7 million, net of taxes for the three and six months ended June 30, 2007), on a non-GAAP basis, net income and diluted EPS would have been $78.8 million and $149.3 million and $0.39 and $0.74 for the three and six months ended June 30, 2007, respectively.

    Net income and fully diluted EPS for the three and six months ended June 30, 2006 included the following notable items:

    -- In Merger costs, $6.0 million ($3.8 million net of taxes, or $0.02 EPS impact) of investment bankers' fees in the second quarter of 2006 due on the receipt of a $45.0 million merger termination payment from The Nielsen Company ("Nielsen"), formerly known as VNU N.V., as discussed below.

    -- In Other income (expense), net, $45.0 million income ($28.3 million net of taxes, or $0.14 EPS impact) from a payment received during the second quarter of 2006 from Nielsen associated with the termination of a proposed merger. The merger termination agreement provided that Nielsen would pay IMS $45.0 million in the event Nielsen had a change of control within twelve months of the merger termination; this event occurred in second quarter 2006.

    -- In Other income (expense), net, a $6.8 million foreign exchange hedge loss for the three months ended June 30, 2006, of which $5.4 million ($3.5 million net of taxes, or $0.02 EPS impact) was phased into later quarters for non-GAAP measures, as the phased amount related to hedging operating income anticipated to be earned in quarters three and four. A $4.5 million foreign exchange hedge loss for the six months ended June 30, 2006, of which $3.3 million ($2.2 million net of taxes, or $0.01 EPS impact) was phased into later quarters for non-GAAP measures, as the phased amount related to hedging operating income anticipated to be earned in quarters three and four.

    -- In Provision for income taxes, a $28.8 million net tax benefit ($0.14 EPS impact) for the six months ended June 30, 2006, resulting from a favorable audit settlement with the IRS of certain D&B legacy matters.

    -- In Provision for income taxes, a $28.7 million net tax benefit in the first quarter of 2006 resulting primarily from a favorable audit settlement with the IRS of the IMS corporate tax audit for years 2000 - 2003, of which $7.1 million ($0.03 EPS impact) was included in the three months ended June 30, 2006 for non-GAAP measures, and $15.2 million ($0.07 EPS impact) was phased into the second-half for non-GAAP measures, causing each quarter's adjusted effective tax rate to be approximately 30%.

    -- In Provision for income taxes, a $21.4 million tax provision ($0.10 EPS impact) in the second quarter of 2006 associated with a reorganization of several of the Company's subsidiaries.

    -- After adjusting for these items, on a non-GAAP basis, net income and diluted EPS was $70.8 million and $136.1 million and $0.34 and $0.65 for the three and six months ended June 30, 2006, respectively.

    Operating income for the three and six months ended June 30, 2006 included the following notable item:

    -- In Merger costs, $6.0 million of investment bankers' fees in the second quarter of 2006 due on the receipt of a $45.0 million merger termination payment from Nielsen as discussed above.

    -- After adjusting for this item, on a non-GAAP basis, operating income was $112.3 million and $209.1 million for the three and six months ended June 30, 2006, respectively.

    References are made to results after adjusting certain U.S. GAAP measures to reflect notable items to the extent that management believes adjusting for these items will facilitate comparisons across periods and more clearly indicate trends. Certain non-GAAP measures are those used by management for purposes of global business decision making, including developing budgets and managing expenditures. Any such measures presented on a non-GAAP basis are not prepared under a comprehensive set of accounting rules and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results.

    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.


    CONTACT: IMS Health
             Darcie Peck, 203-845-5237
             Investor Relations
             dpeck@imshealth.com
             or
             Gary Gatyas, 610-834-4596
             Communications
             ggatyas@us.imshealth.com